CONVERTIBLE NOTE MODIFICATION AGREEMENT

THIS CONVERTIBLE NOTE MODIFICATION AGREEMENT (the “Modification Agreement”) is made as of this ___ day of January , 2006 by and among Aero Grow International, Inc., a Nevada corporation (the “Company”) and each of the investors identified on the signature page to this Agreement (the “Investors” and individually an “Investor”).

RECITALS

WHEREAS, the Company completed the sale of 300 units (“Units”) to the Investors during the period beginning July 12, 2005 and ending September 13, 2005 (“Closing Date”) in a private placement offering (“Offering”) in accordance with the terms set forth in the Confidential Private Placement Memorandum dated June 6, 2005, as amended and supplemented (“Memorandum”);

WHEREAS, each Unit consisted of a 10% unsecured convertible promissory note in the principal amount of $10,000 due June 30, 2006 (“Note”) and 2,000 five-year warrants, each warrant providing for the purchase of one share of the Company’s common stock (“Common Stock”) at the exercise price equal to the lesser of: (i) $5.01 per share, or (ii) if a registered public offering of securities by the Company is declared effective under the Securities Act of 1933, as amended (“Securities Act”) prior to the payment or conversion of the Note (“Registered Offering”), 100% of the per share offering price of the Company’s common stock in the Registered Offering (“Public Offering Price”) (“Warrants”);

WHEREAS, the principal amount of the Notes are convertible at any time, at the Investor’s election, into the shares of Common Stock at a conversion price (“Conversion Price”) equal to the lesser of: (i) $4.00 per share, or (ii) if a Registered Offering is declared effective under the Securities Act prior to the payment or conversion of the Notes, 80% of the Public Offering Price;

WHEREAS, upon conversion of the Notes, the Investor was entitled to receive additional five-year warrants to purchase 2,000 shares of Common Stock for each $10,000 of principal amount so converted (“Conversion Warrants”), with each Conversion Warrant being exercisable at any time at an exercise price equal to the lesser of: (i) $6.00 per share, or (ii) 120% of the Public Offering Price in the Registered Offering;

WHEREAS, during the 15 day period following the date upon which the Registered Offering was declared effective and the Company had received its funds from the Registered Offering, each Investor had the right, on one occasion only, to demand full and complete payment in cash of the outstanding principal amount of all Notes held by such Investor, together with all accrued interest thereon;

WHEREAS, the Company agreed to register: (i) the Common Stock into which the Notes may be converted (“Conversion Shares”), and (ii) the Common Stock underlying the Warrants and the Conversion Warrants (“Underlying Common Stock”), on the registration statement to be filed by the Company with respect to the securities being offered in the Registered Offering (“Registration Statement”);

WHEREAS, the Registration Statement was required to be filed within 60 days following the Closing Date and to be declared effective within 150 days from the Closing Date;

WHEREAS, the Company is required to pay Investors an amount equal to 1% of the purchase price of each Unit held by Investors for every 30 day period (or part) after the relevant date, in each case until the Registration Statement is filed or declared effective, as the case may be (“Registration Penalty”), if the Registration Statement is not filed or does not become effective on a timely basis, for any reason, other than adverse market conditions as determined by the Placement Agent in its sole discretion;

WHEREAS, each Investor is contractually prohibited from selling or transferring any Conversion Shares or Underlying Common Stock until the 180th day following the closing of the Registered Offering;

WHEREAS, the Company filed the Registration Statement with the U.S. Securities and Exchange Commission (“SEC”) on November 4, 2005;

WHEREAS, the Company received a comment letter from the SEC on December 22, 2005 with respect to the Registration Statement filed on November 4, 2005;

WHEREAS, during December 2005, the Company had been notified by several of its warrant holders from prior offerings that they desired to exercise certain warrants held by them before such warrants expired on December 31, 2005 and, to comply with its contractual requirements under the said warrants, and to comply with the policies of federal securities laws, and in accordance with the advice of its attorneys, the Company’s board of directors approved the withdrawal of the Registration Statement and the abandonment of the Registered Offering on December 30, 2005;

WHEREAS, the Company filed the withdrawal of the Registration Statement with the SEC on January 4, 2006;

WHEREAS, the Company and Wentworth I, Inc. (“Wentworth”) entered into a certain Agreement and Plan of Merger (the “Merger Agreement”) on January 12, 2006 by which Wentworth will merge with and into the Company, with the Company being the surviving corporation (“Merger”);

WHEREAS, the Merger has been approved by the directors and stockholders of Wentworth, and Wentworth has filed a Schedule 14C information statement with the SEC on January 13, 2006, a copy of which has been made available to the Investor on the SEC website at www.sec.gov;

WHEREAS, the consummation of the Merger is contingent on the closing of a “best efforts” $5,000,000 minimum, $12,000,000 maximum private placement offering for units (“Equity Units”) to investors (“Equity Investors”), at $5.00 per Equity Unit, consisting of one share of Common Stock (“New Common Stock”) and one warrant (“New Warrant”) exercisable for a period of five years after the closing, for one share of Common Stock, at $6.25 per share (“Equity Offering”);

WHEREAS, the Equity Offering will be commenced by the Company on or after February 6, 2006;

WHEREAS, the Company desires to complete the Merger and the Equity Offering on or about February 24, 2006;

WHEREAS, upon completion of the Merger, the Company will become a Section 12(g) reporting company under the Exchange Act with its shares of Common Stock becoming registered securities under Section 12(g) of the Exchange Act;

WHEREAS, depending on the number of Equity Units sold in the Equity Offering, the Company intends to use its commercially reasonable best efforts to have its shares of Common Stock commence quotation on either (i) Nasdaq Capital Markets (“Nasdaq”); or (ii) the Over-the-Counter Bulletin Board (“OTC BB”);

WHEREAS, there can be no assurance as to when and if the shares of Common Stock will become quoted on either Nasdaq or the OTC BB and, even if the shares of Common Stock are quoted on either venue, there can be no assurance that an active trading market will develop for such shares;

WHEREAS, as part of the Equity Offering, the Company has agreed to register for resale the shares of New Common Stock issued in the Equity Offering (together with the shares of Common Stock underlying the New Warrants) on a registration statement to be filed with the SEC;

WHEREAS, the Company and the Investor hereby desire to modify the terms and conditions of that certain subscription agreement executed by and between the Company and the Investor with respect to the Offering (“Subscription Agreement”) and the Note issued by the Company to the Investor in the Offering as set forth herein;

NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Note.

A. Except as otherwise defined herein, the capitalized terms set forth in Section 1 of this Modification Agreement shall have the meaning set forth in the Note.

B. The introductory paragraph of the Note shall be amended to change the maturity date from “June 30, 2006” to “December 31, 2006.”

C. The first paragraph of Section 5 of the Note is hereby amended in its entirety to read as follows:

“5. Conversion; Registration. The principal amount of this Note will be convertible, at the holder’s election, into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a conversion price (“Conversion Price”) equal to $3.50 per share; provided, however, the Conversion Price shall be $3.00 per share for any portion of the principal amount of this Note converted on or before January 31, 2006. Upon conversion of this Note, the holder shall receive additional five-year warrants to purchase 2,000 shares of Common Stock for each $10,000 of principal amount so converted (“Conversion Warrants”). The Conversion Warrants may not be redeemed by the Company and may be exercised at any time prior to expiration at an exercise price equal $6.00 per share. The Company has agreed to file and to use its best efforts to have declared effective a registration statement with the U.S. Securities and Exchange Commission (“Commission”) to register for resale the Common Stock into which the Note may be converted and the Common Stock underlying the Conversion Warrants (“Conversion Securities”), in accordance with and subject to the terms and conditions of the registration rights discussed in Section 8 of the Subscription Agreement signed by the original holder of this Note and accepted by the Company in connection with the offering to which this Note relates, as amended by this Modification Agreement. These registration rights shall inure to the benefit of the transferees of this Note and the Conversion Shares. The principal amount of this Note may be converted, in whole or in part (as limited herein), by the holder at any time until this Note is paid in full by the Company. The Company may not redeem this Note and will have no right to pre-pay this Note without the prior written consent of the holder.”

D. Except as amended by this Modification Agreement, the terms and conditions contained in the Note shall remain in full force and effect.

2. Amendment to Subscription Agreement.

A. Except as otherwise defined herein, the capitalized terms set forth in Section 2 of this Modification Agreement shall have the meaning set forth in the Subscription Agreement.

B. Section 8.1 of the Subscription Agreement is hereby amended in its entirety to read as follows:

“8.1 Filing of Registration Statement. The Company will file, on one occasion only, a registration statement under the Securities Act filed with the Securities and Exchange Commission (“Commission”) to register for re-offer and re-sale, the Common Stock into which the Notes may be converted, the Common Stock underlying the Warrants included in the Units and the Common Stock underlying the warrants received upon conversion of the Notes (collectively, “Registrable Securities”) on behalf of the Investors (or subsequent holders, referred to together as the “Holders”). The registration statement will be filed within forty-five (45) days after the final closing of the Equity Offering (as defined in the Modification Agreement), but not later than June 1, 2006. The Company will use its commercially reasonable efforts to have the registration statement declared effective within one hundred fifty (150) days after the final closing of the Equity Offering, but not later than October 1, 2006. Each Holder will provide upon request, such information as the Company may require for inclusion in the registration statement. All costs associated with the registration of the Registrable Securities, other than brokerage commissions incurred by the Holders in connection with resales of the Registrable Securities, shall be borne by the Company. The registration statement to be filed by the Company under this Section 8.1 shall include: (i) the Registrable Securities and the Common Stock underlying the warrants to be issued to Placement Agent under this offering; (ii) the shares of New Common Stock (as defined in the Modification Agreement) issued in the Equity Offering (as defined in the Modification Agreement); (iii) the shares of Common Stock underlying the New Warrants (as defined in the Modification Agreement) issued in the Equity Offering); (iv) the Common Stock underlying the warrants to be issued to the placement agent under the Equity Offering; and (iv) the shares of Common Stock issued to the stockholders of Wentworth (as defined in the Modification Agreement) issued in connection with the Merger (as defined in the Modification Agreement). Upon effectiveness of any new or continued registration statement, the Company shall promptly file a Form 8-A to register its common stock under section 12(g) of the Exchange Act of 1934, as amended (“Exchange Act”) to the extent that such shares of Common Stock are not already registered. As long as the Notes remain outstanding, the Company shall provide to each purchaser: (i) quarterly financial statements prepared in accordance with GAAP within 45 days after the end of each quarter, and (ii) annual audited financial statements prepared in accordance with 90 days after the end of each fiscal year end, unless such financial statements are included in periodic reports under the Exchange Act, which are timely filed.”

C. Section 8.8 of the Subscription Agreement is hereby amended in its entirety to read as follows:

“8.8 Penalties. The Company and Holder agree that Holder will suffer damages if the Company fails to fulfill certain of its filing date and other obligations pursuant to Sections 8.1 and 8.5 hereof and that it would not be possible to ascertain the extent of such damages with precision. Accordingly, the Company hereby agrees to pay liquidated damages (“Liquidated Damages”) to the Holder under the following circumstances: (a) if the registration statement is not filed by the Company on or prior to 45 days after the final closing of the Equity Offering (but not later than June 1, 2006) (such an event, a “Filing Default”); (b) if the registration statement is not declared effective by the SEC on or prior to 150 days after the final closing of the Equity Offering (but not later than September 15, 2006) (such an event, an “Effectiveness Default”); or (c) if, pursuant to the Company’s obligations under Section 8.5 hereof, the Company does not file its required periodic reports under the Exchange Act when due (such an event, a “Reporting Default” and together with a Filing Default and an Effectiveness Default, a “SEC Default”). In the event of an SEC Default, the Company shall as Liquidated Damages pay to Holder, for each 30-day period of an SEC Default, an amount equal to 1% of the aggregate purchase price paid for the Units purchased in the offering pursuant to this Agreement up to a maximum aggregate of 24 months of SEC Defaults. The Company shall pay the Liquidated Damages in shares of Common Stock, priced at $2.00 per share as follows: (i) in connection with a Filing Default, on the 46th day after the final closing (but not later than June 1, 2006), and each 30th day thereafter until the registration statement is filed with the SEC; (ii) in connection with an Effectiveness Default, on the 151st day after the final closing of the Equity Offering (but not later than September 15, 2006), and each 30th day thereafter until the registration statement is declared effective by the SEC; or (iii) in connection with a Reporting Default, on the 31st consecutive day of after a Reporting Default has occurred, provided that if the Reporting Default has been cured, then such days during which a Reporting Default were accruing will be added to any future Reporting Default period for the purposes of calculating the payment of the liquidated damages provided for in this provision.”

D. Section 8.9 of the Subscription Agreement (Lock Up Provisions) is hereby deleted in its entirety and shall have no further force or effect.

E. The Investor hereby waives any and all Liquidated Damages that have accrued or may be otherwise payable under Section 8.8 of the Subscription Agreement as in effect prior to amendment thereof by this Modification Agreement. Investor agrees not to make any claims for Liquidated Damages for or on account of any SEC Default, except to the extent that such claim arises due to an SEC Default pursuant to Section 8.8 of the Subscription Agreement as amended by this Modification Agreement.

F. Except as amended by this Modification Agreement, the terms and conditions contained in the Subscription Agreement shall remain in full force and effect.

3. Amendment to Warrant.

A. Except as otherwise defined herein, the capitalized terms set forth in Section 3 of this Modification Agreement shall have the meaning set forth in the Warrant.

B. Section 1.2 of the Warrant is hereby amended in its entirety to read as follows:

“1.2 The purchase price payable upon exercise of each Warrant (“Exercise Price”) shall be $5.00 per share. The Exercise Price and number of Warrant Shares purchasable pursuant to each Warrant are subject to adjustment as provided in Section 8.”

C. Section 2.7 of the Warrant (Redemption Provisions) is hereby deleted in its entirety and shall have no further force or effect.

D. Section 7 of the Warrant is hereby amended in its entirety to read as follows:

“7. REGISTRATION RIGHTS OF WARRANT HOLDER. The Company has agreed to file and to use its best efforts to have declared effective a registration statement with the Commission to register for resale the Warrant Shares purchasable under this Warrant on a registration statement (the “Registration Statement”), in accordance with and subject to the terms and conditions of the registration rights discussed in Section 8 of the Subscription Agreement signed by the original Holder of this Warrant and accepted by the Company in connection with the offering to which these Warrants relate, as amended by this Modification Agreement. These registration rights shall inure to the benefit of the transferees of this Warrant and the Warrant Shares.”

E. Except as amended by this Modification Agreement, the terms and conditions contained in the Warrant shall remain in full force and effect.

4. Effectiveness. This Modification Agreement shall become effective and binding on the parties hereto only upon: (i) the delivery to the Company of this Modification Agreement signed by the Investor on or before January 31, 2006, or such later date as determined by the Company in its sole discretion, and (ii) the closing of the Merger and the Equity Offering.

[Signature on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Modification Agreement as of the date first written above.

AERO GROW INTERNATIONAL, INC. a Nevada corporation

By:
W. Michael Bissonnette, CEO

[INVESTOR SIGNATURE PAGE FOLLOWS]

[INVESTOR SIGNATURE PAGE TO MODIFICATION AGREEMENT]

INVESTOR (for Entities, Trusts and IRAs):	INVESTOR (for Individuals):

Print Name of Entity (full legal name)	Print Name of Individual (full legal name)

By:
Signature of Authorized Person	Signature

Print Name and Title